Exhibit 10.37

CANCELLATION OF NOTE

I, Carl R. Rose, hereby acknowledge and confirm that the Convertible Note dated November 17, 2001 in the amount of One Hundred Thousand Dollars ($100,000) (the “Note”) made payable to me by EpicEdge, Inc. was never funded pursuant to its terms.  Accordingly, the Note is hereby cancelled and the obligations set forth therein by the Company to me are of no force and effect.  A copy of the original note marked cancelled is attached hereto as Exhibit “A.”

Dated :

Carl R. Rose